UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Pediatric Services of America, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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December 15, 2006

Dear Stockholder:

You are cordially invited to attend the 2007 Annual Meeting of Stockholders. It will be held in the Medlock Auditorium at the Northeast Atlanta Hilton Hotel, 5993 Peachtree Industrial Boulevard, Norcross, Georgia 30092. It will begin at 9:00 a.m. on Tuesday, February 6, 2007.

The Notice of Meeting and the Proxy Statement on the following pages cover the formal business of the meeting, which includes the election of two directors and such other business as may be properly brought before the meeting.

At the Annual Meeting, James McNeill and I will report on the current operations of PSA. Following our presentation, representatives from our independent auditors, Ernst & Young LLP, will be available to respond to appropriate questions from stockholders.

Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted at the meeting. You are urged to complete, sign, date and return the enclosed proxy card even if you plan to attend the meeting. Return of the proxy card will not prevent you from voting in person at the meeting should you later decide to do so. For your convenience, a postage paid envelope is enclosed.

We hope you will plan to join us.

Sincerely,

Daniel J. Kohl

Director, President and

Chief Executive Officer

PEDIATRIC SERVICES OF AMERICA, INC.

310 TECHNOLOGY PARKWAY

NORCROSS, GEORGIA 30092-2929

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD FEBRUARY 6, 2007

To the Stockholders of Pediatric Services of America, Inc.:

The 2007 Annual Meeting of Stockholders of Pediatric Services of America, Inc. will be held in the Medlock Auditorium of the Northeast Atlanta Hilton Hotel, 5993 Peachtree Industrial Boulevard, Norcross, Georgia 30092, on the 6th day of February, 2007, at 9:00 a.m. ET, for the purposes of:

1.	Considering and voting upon a proposal to elect two Class I members of the Board of Directors for a three-year term until the 2010 Annual Meeting of Stockholders; and

2.	Transacting such other business as may properly come before the meeting or any adjournments thereof. We are not aware of any other business to be presented to a vote of the stockholders at the Annual Meeting.

Information relating to the above matters is set forth in the attached Proxy Statement. The Board of Directors has set December 8, 2006, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and, accordingly, only holders of record of Pediatric Services of America, Inc. Common Stock at the close of business on that date will be entitled to notice of and to vote at the meeting. A list of our stockholders as of the close of business on December 8, 2006 will be available for inspection during normal business hours from January 23, 2007 through February 6, 2007 at our headquarters located at 310 Technology Parkway, Norcross, Georgia 30092-2929.

We would appreciate your signing and returning the enclosed proxy card promptly so that if you do not attend the meeting, your shares will be voted.

By Order of the Board of Directors

James M. McNeill

Secretary

Norcross, GA

December 15, 2006

PEDIATRIC SERVICES OF AMERICA, INC.

PROXY STATEMENT

2007 ANNUAL MEETING OF STOCKHOLDERS

Why am I receiving these materials?

This Proxy Statement and the enclosed proxy card, mailed on or about December 21, 2006, are furnished to you as a stockholder of Pediatric Services of America, Inc. (“PSA” or the “Company”) in connection with the solicitation of proxies by the Board of Directors of PSA to be voted at the 2007 Annual Meeting of Stockholders and at any adjournments thereof (the “Annual Meeting”). The Annual Meeting will be held at 9:00 a.m., local time, on Tuesday, February 6, 2007, in the Medlock Auditorium at the Northeast Atlanta Hilton Hotel located at 5993 Peachtree Industrial Boulevard, Norcross, Georgia 30092. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, date, sign and return the enclosed proxy card.

VOTING

General

The securities that may be voted at the Annual Meeting consist of our Common Stock, $0.01 par value per share. With each share held, you are entitled to one vote on each matter properly submitted to the stockholders. The record date for determining the holders of Common Stock who are entitled to receive notice of and to vote at the Annual Meeting is December 8, 2006 (the “Record Date”). On the Record Date, 7,544,763 shares of Common Stock were outstanding and eligible to be voted at the Annual Meeting.

You may own Common Stock either (i) directly in your name as the stockholder of record, or (ii) indirectly through a broker, bank or other record holder. If your shares are registered directly in your name, you are a registered holder of these shares and we are sending these proxy materials directly to you. If your shares are held in the name of a broker, bank or other record holder, please refer to the instructions provided by the bank, broker or record holder regarding how to vote your shares or to revoke your voting instructions. You may also obtain a valid legal proxy from the record holder permitting you to vote in person at the Annual Meeting.

Quorum and Vote Required

A quorum is required to transact business at the Annual Meeting. We will have a quorum if a majority of our outstanding shares of Common Stock are present in person or by proxy at the Annual Meeting. In counting the votes to determine whether a quorum is present at the Annual Meeting, each proposal receiving the greatest number of all votes cast “for” or “against,” as well as abstentions (including instructions to withhold authority to vote) and broker non-votes (where a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner on a particular matter and such nominee does not possess or choose to exercise discretionary voting authority), will be used.

In voting for the proposal to elect the two Class I directors (Proposal 1), you may vote in favor of all nominees, or withhold your vote as to all nominees, or withhold your vote as to a specific nominee. According to our Bylaws, the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting is required to approve the proposal. As a result, shares which are withheld or abstained from voting will have the same legal effect as a vote against the proposal, while broker non-votes are not considered as votes cast.

Proxies

The accompanying form of proxy card is for use at the Annual Meeting if you are unable to attend in person or are able to attend but do not wish to vote in person. You should specify your choice with regard to each proposal on the enclosed proxy card. All properly executed proxy cards delivered by stockholders to us in time to be voted at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the directions noted thereon. In the absence of such instructions, the shares represented by a signed and dated proxy card will be voted “FOR” the election of all director nominees named in Proposal 1. In all other matters that properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment.

Revoking Your Proxy or Changing Your Vote

You may revoke your proxy at any time before it is voted at the Annual Meeting by:

•	giving written notice to James M. McNeill, Secretary of PSA, at 310 Technology Parkway, Norcross, Georgia 30092-2929;

•	by executing and delivering to Mr. McNeill a proxy card bearing a later date; or,

•	if you are a holder of record or a beneficial holder with a valid legal proxy from a holder of record, by voting in person at the Annual Meeting.

Proxy Solicitation

In addition to soliciting proxies through the mail, we have requested brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record by them. Their expenses and all other expenses incurred in connection with the solicitation of proxies will be borne by us. We may also solicit proxies through our directors, officers and employees in person and by telephone and facsimile, without payment of additional compensation to such persons.

Results of Voting

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in our quarterly report on Form 10-Q for the second quarter of fiscal 2007.

STOCK OWNERSHIP

The table below sets forth information regarding the beneficial ownership of our Common Stock, as of the Record Date, by (i) each person known to us to be the beneficial owner of more than 5% of the Common Stock, (ii) each of our directors and our director nominee, (iii) each executive officer named in the Summary Compensation Table on page 15, and (iv) all directors and executive officers as a group, based on data furnished to us by the named persons.

Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(1)
Ashford Capital Management, Inc.(2)
Beneficial Owner	405,000	5.4%
David Nierenberg(3)
Beneficial Owner	1,453,444	19.3%
Portfolio Logic LLC(4)
Beneficial Owner	1,090,918	14.5%
Dimensional Fund Advisors Inc.(5)
Beneficial Owner	635,844	8.4%
Daniel J. Kohl(6)
Director, President and Chief Executive Officer	156,250	2.0%
James M. McNeill(7)
Senior Vice President, Chief Financial Officer, Secretary and Treasurer	100,566	1.3%
Michael E. Axelrod(8)
Director	53,000	*
David Crane(9)
Director	28,500	*
Michael J. Finn(10)
Director	67,000	*
Robert P. Pinkas(11)
Director	206,680	2.7%
Joel R. Kimbrough(12)
Director Nominee	0	—
Phyllis Yale(13)
Director	1,000	*
Edward K. Wissing(14)
Former Non-Executive Chairman of the Board	35,625	*
All executive officers and directors as a group (9 persons)(15)	648,621	8.4%

*	Represents beneficial ownership of less than 1% of the outstanding shares of Common Stock.

(1)	Except as indicated in the footnotes set forth below, the persons named in the table, to PSA’s knowledge, have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. The number of shares shown includes shares that are not currently outstanding but which certain stockholders are entitled to acquire or will be entitled to acquire within 60 days from the Record Date upon the exercise of stock options. Such shares are deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock owned by the particular stockholder or group but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Ashford Capital Management, Inc. (“Ashford Capital”) is an investment advisor registered under Section 240 of the Investment Advisors Act of 1940. Ashford Capital has sole voting and dispositive power over 405,000 shares of Common Stock as of 9/30/06. The address for Ashford Capital is 3801 Kennett Pike, Suite B-107, Wilmington, DE 19807.

(3)	David Nierenberg is President of Nierenberg Investment Management Company and the General Partner of The D3 Family Fund, L.P. (the “Fund”). As of 7/10/2006, the Fund has sole voting and dispositive power over 1,453,444 shares of Common Stock. The address of the Fund is 19605 North East 8th Street, Camas, Washington 98607.

(4)	Portfolio Logic LLC (“Portfolio Logic”) is a Delaware limited liability company which is beneficially owned by Jeffrey D. Zients. Mr. Zients is a private investor and Managing Member of Portfolio Logic Management LLC which is the Managing Member of Portfolio Logic. Portfolio Logic and Mr. Zients possess shared voting power and shared dispositive power over 1,090,918 shares of Common Stock as of 05/30/2006. The address of Portfolio Logic is 600 New Hampshire Avenue, N.W., Washington, DC 20037.

(5)	Dimensional Fund Advisors Inc. (“Dimensional”) is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940. In its role as investment advisor, Dimensional possesses investment and/or voting power over 635,844 shares of Common Stock as of 9/30/2006, and may be deemed to be the beneficial owner of the shares. Dimensional disclaims beneficial ownership of the shares.

(6)	Consists entirely of options to purchase 156,250 shares of Common Stock.

(7)	Consists of options to purchase 100,525 shares of Common Stock and 41 shares of Common Stock held directly.

(8)	Consists of options to purchase 47,000 shares of Common Stock and 6,000 shares of Common Stock held jointly with spouse.

(9)	Consists entirely of 28,500 options to purchase shares of Common Stock.

(10)	Consists entirely of options to purchase 67,000 shares of Common Stock.

(11)	Consists of options to purchase 67,000 shares of Common Stock, 3,000 shares of Common Stock held directly, 76,680 shares of Common Stock owned by Pinkas Family Partners, L.P., of which Mr. Pinkas is the general partner, and 60,000 shares of Common Stock owned by Madaket Investments, LLC, of which Mr. Pinkas is a managing member.

(12)	Does not currently own any shares of Common Stock or options to purchase shares of Common Stock.

(13)	Consists entirely of 1,000 shares of Common Stock held directly.

(14)	Consists of options to purchase 30,000 shares of Common Stock and 5,625 shares of Common Stock held directly.

(15)	Includes options to purchase 496,275 shares of Common Stock.

PROPOSAL 1

ELECTION OF CLASS I DIRECTORS

Our Amended and Restated Certificate of Incorporation provides that the Board of Directors shall consist of not less than three nor more than fifteen members as fixed from time to time by vote of a majority of the entire Board of Directors. The Amended and Restated Certificate of Incorporation further provides that the Board of Directors shall be divided into three classes as nearly equal in number as possible. The term of office of one of the classes of directors expires each year and a new class of directors is elected each year by the stockholders for a term of three years or until their successors are elected and qualified.

At the Annual Meeting, each of the two Class I directors, Edward K. Wissing and Robert P. Pinkas, will have completed their terms. The Board and management wish to express the Company’s sincere gratitude to Mr. Wissing and thank him for his dedicated service and commitment to the Company. Mr. Wissing also served as the Company’s Non-Executive Chairman of the Board, and as a result of his departure, the Board has appointed Board member Michael E. Axelrod to serve as the Non-Executive Chairman of the Board. Upon the recommendation of the Nominating/Corporate Governance Committee, the Board of Directors has nominated Joel R. Kimbrough and Robert P. Pinkas to serve as the two Class I directors for a three-year term expiring at the 2010 Annual Meeting of Stockholders. Mr. Pinkas was appointed and has been serving as a director of the Company since 1989. Mr. Kimbrough was identified by the Nominating/Corporate Governance Committee as a candidate for nomination to the Board of Directors. If either of the nominees should become unavailable to serve for any reason (which is not anticipated), the Board of Directors, at its discretion, may designate a substitute nominee or nominees (in which case the persons named as proxies on the enclosed Proxy Card will vote all valid proxy cards for the election of such substitute nominee or nominees), or allow the vacancy to remain open until the Board of Directors identifies a suitable candidate, or by a resolution to reduce the authorized number of directors.

The following is certain information concerning the nominees for election as well as the directors whose terms of office will continue after the Annual Meeting.

Nominees for Election as Directors at the 2007 Annual Meeting

NOMINEES FOR CLASS I DIRECTORS – FOR TERMS

EXPIRING AT THE 2010 ANNUAL MEETING

JOEL KIMBROUGH (48) is Senior Vice President for the Specialty Segment of Medco Health Solutions, Inc. (Medco) and is responsible for all aspects of financial forecasting, budgeting and reporting, as well as all of the managed care contracting and employer/payer sales and contracting interface. Prior to that, Mr. Kimbrough was Senior Vice President, Chief Financial Officer and Treasurer of Accredo Health, Inc. (Accredo) which was acquired by Medco in August 2005. Previously, from 1989 to 1996, Mr. Kimbrough served in the same capacity for Southern Health Systems, a subsidiary of LeBonheur Health Systems, Inc., predecessor to Accredo. Mr. Kimbrough currently serves on the Board of Directors and is Chair-Elect for the Make-A-Wish Foundation of the Mid-South and is a member of the Board of Directors of Methodist Alliance Homecare, Inc., a subsidiary of Methodist Health Systems, Inc. He also serves as a member of the Board of Directors of Trust One Bank, a Tennessee chartered bank and wholly-owned subsidiary of Synovus Financial Corporation. Mr. Kimbrough is also a former member of the Board of Directors of the Multiple Sclerosis Foundation of Memphis, Tennessee.

ROBERT P. PINKAS (53) is the Managing General Partner of Brantley Partners, a private equity organization based in Cleveland, Ohio, of which he was the founding partner in 1987. Mr. Pinkas has been a director, officer and investor in a variety of businesses since 1981, including Jet Direct, LLC and Streamline Foods, Inc.

Member:	Compensation Committee (Chairman) Nominating/Corporate Governance Committee	First became a director: 1989

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” ALL OF THE NOMINEES.

Continuing Directors

CONTINUING CLASS II DIRECTORS WHOSE TERMS

EXPIRE AT THE 2008 ANNUAL MEETING

MICHAEL E. AXELROD (49) is the President/CEO of Trinova Partners LLC (successor to The Axelrod Group, LLC), a business consulting firm. Prior to that, (i) he served as the chief operating officer of Intelligent Medical Solutions, LLC, a developer and provider of web-based physician-patient communication software, from February 2005 through October 2006, and (ii) he practiced law with the firm of Cohen Pollock Merlin Axelrod & Small, P.C. He was associated with the law firm starting in 1982 and was a shareholder from 1986 through January 2004. His practice concentrated on business law and transactions, with an emphasis on the health care industry and venture capital transactions. From November 2001 through October 2003, Mr. Axelrod served as Chairman of the Board of Prevent Child Abuse America, Inc., a non-profit corporation whose mission is to prevent the abuse and neglect of America’s children, and currently serves as its Immediate Past Chairman. Mr. Axelrod also serves on the Advisory Board of Prevent Child Abuse Georgia, Inc. In addition, Mr. Axelrod serves as an Adjunct Professor at the Goizueta Business School of Emory University, Atlanta, GA, co-teaching courses in entrepreneurship.

Member:	Nominating/Corporate Governance Committee (Chairman) Audit Committee	First became a director: 2001

DAVID CRANE (50) is Chief Executive Officer of New Hope Bariatrics, Inc. New Hope Bariatrics, in partnership with physicians, owns and manages ambulatory surgery centers dedicated to meeting the needs of the morbidly obese patient. In addition, Mr. Crane is former President and Chief Executive Officer of MedCath, Inc., serving in such capacity from 2000 to 2003. MedCath is a healthcare provider primarily focused on the development and operation of physician-owned heart hospitals throughout the United States. Mr. Crane also served as a director of MedCath and, from 1989 to 1999, as its Chief Operating Officer. Under his stewardship, MedCath grew to eleven hospitals with approximately $550 million in annual revenue. Prior to his tenure at MedCath, Mr. Crane served from 1985 to 1989 as Chief Operating Officer of MediVision, Inc., a privately held company that developed and managed ophthalmic ambulatory surgery centers and physician practices nationally. MediVision was sold to Medical Care International in 1989. Beginning in 2004, Mr. Crane was appointed as a director of Orion HealthCorp, Inc. and currently serves as Chairman of its Audit Committee.

Member:	Compensation Committee Audit Committee	First became a director: 2003

MICHAEL J. FINN (57) has been a General Partner of Brantley Venture Partners, L.P., a venture capital firm based in Cleveland, Ohio, since May 1995. Mr. Finn served from 1987 until May 1995 as Vice President—Venture Capital and Emerging Growth for Sears Investment Management Co., and during his tenure presided over the Venture Capital Group for the firm. Previously, Mr. Finn was Deputy Director of the Bureau of Investments, Michigan Department of Treasury. In this capacity, Mr. Finn presided over the Department’s Venture Capital Group. Mr. Finn also serves as a director of The Holland Group and Orion HealthCorp, Inc.

Member:	Audit Committee (Chairman) Compensation Committee	First became a director: 1989

CONTINUING CLASS III DIRECTORS WHOSE TERMS

EXPIRE AT THE 2009 ANNUAL MEETING

DANIEL J. KOHL (50) has been a director since 2005 and is our President and Chief Executive Officer. Immediately prior to joining the Company, Mr. Kohl was a de facto Executive-in-Residence for Warburg Pincus, LLC, a global private equity firm. In addition, he has consulted for various other private equity and venture capital firms. From 2001-2002, Mr. Kohl served as the CEO of Sonus Corp., where he directed all business activities for the hearing aid distributor. Mr. Kohl also served as President and CEO of Housecall Medical Resources, Inc. from 1997 to 1999 and as Vice President of Equifax Health Information Services from 1993 to 1997.

PHYLLIS YALE (49) has been a partner with Bain & Company since 1987, where she consults with clients in the health care sector. Since 2000, Ms. Yale has served on the Board of Trustees of the Bridgespan Group, a consulting and publishing firm serving the non-profit sector. In addition, Ms. Yale has served as a director since 1999 and sits on the Nominating Committee of the United Way of MassBay and has been a director of the Boston Chamber of Commerce since 2002. She is a frequent guest speaker and has published numerous articles about health care management topics.

COMMITTEES OF THE BOARD

Our Board of Directors has three standing committees: the Nominating/Corporate Governance Committee, the Compensation Committee and the Audit Committee. In addition, the Board of Directors may establish special committees as circumstances warrant.

Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee reviews and reports to the Board on a periodic basis with regard to matters of corporate governance and the nomination and evaluation of potential directors to serve on the Board. The Committee also reviews and assesses the effectiveness of our corporate governance guidelines pursuant to its formal charter that governs its duties and conduct. A copy of the Nominating/Corporate Governance Committee charter may be found on our website at www.psahealthcare.com under the caption “Investor Relations.”

In selecting directors to serve on the Board, generally the Committee seeks members from diverse professional backgrounds who possess the skills and expertise to make a significant contribution to the Board, to us and our stockholders. Qualified candidates for membership on the Board will be considered without regard to race, gender, religion, ancestry, national origin or disability. The Nominating/Corporate Governance Committee will review the qualifications and backgrounds of the directors, as well as the overall composition of the Board, and recommend to the full Board the slate of directors to be nominated for election at the Annual Meeting. The Committee will consider nominees recommended by stockholders if submitted to the Board in accordance with the procedures specified below. See “Corporate Governance—Nomination Process” and “Stockholders’ Proposals for 2008 Annual Meeting”.

The current members of the Nominating/Corporate Governance Committee are Michael E. Axelrod (Chairman) Robert P. Pinkas and Phyllis Yale, each of whom meets the independence standards set forth in the Nasdaq Listing Standards. The Nominating/Corporate Governance Committee held three meetings during fiscal 2006.

Compensation Committee

The Compensation Committee formulates executive compensation policy, reviews and approves compensation and benefit policies and plans relating to executive officers and directors, and administers our stock option plans pursuant to its formal charter which governs its duties and conduct. A copy of the Compensation Committee charter may be found on our website at www.psahealthcare.com under the caption “Investor Relations.”

The Committee’s report regarding director and executive compensation may be found below under “Executive Compensation.” The current members of the Compensation Committee are Robert P. Pinkas

(Chairman), David Crane and Michael J. Finn, all of whom meet the independence standards set forth in the Nasdaq Listing Standards. The Compensation Committee held four meetings during fiscal 2006.

Audit Committee

The Audit Committee selects our independent auditors; monitors the integrity of our financial statements; evaluates and reviews the independent auditors’ audit plan, the scope and results of their audit engagement and the accompanying management letter, if any; reviews the scope and results of our internal auditing procedures; consults with the independent auditors and management with regard to our accounting methods and the adequacy of our internal accounting controls; approves professional services provided by the independent auditors in accordance with a pre-approval policy; reviews the independence of the independent auditors; and reviews the independent auditors’ audit and non-audit fees. The term “independent auditor” means, as and when required by the Sarbanes Oxley Act of 2002, an independent public accounting firm registered with the Public Company Accounting Oversight Board. The Audit Committee also approves the engagement of independent auditors to provide non-audit services. The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. A copy of the Audit Committee charter may be found on our website at www.psahealthcare.com under the caption “Investor Relations.”

The Audit Committee’s current members are Michael J. Finn (Chairman), who is designated as our Audit Committee financial expert under the federal securities laws, David Crane and Michael E. Axelrod. The Board annually reviews the Nasdaq Listing Standards’ definition of independence for audit committee members and has determined that each member of the Committee meets that standard. The Audit Committee held five meetings during fiscal 2006.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

This Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addition, the Audit Committee reviewed with management the unaudited financial statements in the Quarterly Reports on Form 10-Q and conducted an annual review of the Audit Committee Charter.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.” In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from management and the Company, including matters in the written disclosures provided to the Audit Committee as required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.”

The Audit Committee also discussed with the Company’s internal and external independent auditors the overall scope and plans for their respective audits. During fiscal 2006, the Audit Committee met with the internal and external independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended September 30, 2006 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee: Michael J. Finn (Chairman), David Crane and Michael E. Axelrod.

Selection of Auditors

On April 5, 2006, the Audit Committee met with members of Ernst & Young LLP, reviewed the scope and timing of the audit, and reviewed the key considerations affecting our fiscal year 2006 audit. At its meeting held on December 5, 2006, the Board of Directors appointed Ernst & Young LLP to be our independent auditors for fiscal year ending September 30, 2007. All services to be rendered by Ernst & Young LLP are permissible under applicable laws and regulations, and are pre-approved by the Audit Committee.

Principal Accountant Fees And Services

Audit and Non-Audit Fees

Aggregate fees for professional services rendered by Ernst & Young LLP for the fiscal years ended September 30, 2006 and 2005 are set forth in the table below.

	Fiscal Year 2006	Fiscal Year 2005
Audit Fees	$693,000	$819,220
Audit-Related Fees	62,300	15,800
Tax Fees	13,693	105,310
All Other Fees	1,500	1,500

Total	$770,493	$941,830

Audit Fees for the fiscal years ended September 30, 2006 and 2005 were for professional services rendered for the audits of our financial statements, quarterly review of the financial statements included in our Quarterly Reports on Form 10-Q, and the audit of internal controls over financial reporting as required by the Sarbanes Oxley Act of 2002.

Audit-Related Fees as of the fiscal years ended September 30, 2006 and 2005 were for assurance and related services, including employee benefit plan audits that are reasonably related to the performance of the audit or review of our financial statements.

Tax Fees as of the fiscal years ended September 30, 2006 and 2005 were for services related to tax compliance and other tax services.

All Other Fees as of the fiscal years ended September 30, 2006 and 2005 were for online access to reference materials.

None of the services rendered described above were approved by the Audit Committee under the de minimis exception provided by Rule 2-01(c)(7)(i)(c) under Regulation S-X.

No fees other than those described above under the captions “Audit Fees,” “Audit-Related Fees,” “Tax Fees” and “All Other Fees,” were billed to us by Ernst & Young LLP in fiscal year 2006.

These services are pre-approved and actively monitored (both spending level and work contact) by the Audit Committee to maintain the appropriate objectivity and independence of Ernst & Young LLP.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

The Audit Committee has adopted a formal pre-approval policy for audit and non-audit services provided by Ernst & Young LLP in accordance with our Audit Committee Charter. The policy provides that the Committee is responsible for the pre-approval of all audit and permitted non-audit services to be performed for us by Ernst & Young LLP. Fees to be paid to Ernst & Young LLP for fiscal 2007 will be approved by the Audit Committee in accordance with the procedures described below.

The Audit Committee may delegate to one or more of its members the authority to grant pre-approvals if it either deems it necessary or appropriate to consider a pre-approval request without a meeting of the full Audit Committee. Pre-approval decisions by members of the Audit Committee are reported to the Audit Committee at its next regularly scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by Ernst & Young LLP to management.

Representatives of Ernst & Young LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire. They will also be available to respond to appropriate questions from stockholders.

CORPORATE GOVERNANCE

The Board of Directors has implemented a comprehensive plan of corporate governance for the purpose of defining responsibilities and assuring good business practices, transparency in financial reporting and the highest level of professional and personal conduct. The Board of Directors regularly monitor developments in the area of corporate governance, including developments related to the Sarbanes-Oxley Act of 2002 and Nasdaq’s corporate governance listing standards. The Board of Directors has initiated actions consistent with the new rules, including the following:

Independent Directors

A majority of the members of our Board of Directors are independent. More specifically, the Board believes that the directors Axelrod, Crane, Finn, Pinkas, Yale and director nominee, Mr. Kimbrough, are “independent” as defined in NASD Rule 4200(a)(15). Our independent directors have routinely held regularly scheduled executive sessions.

Director Attendance

During fiscal 2006, the Board of Directors held 13 meetings, the Audit Committee held five meetings, the Compensation Committee held four meetings and the Nominating/Corporate Governance Committee held three meetings. During fiscal 2006, each director attended in excess of 75% of the total number of meetings of the Board of Directors and each Committee on which he or she served. In addition, at the 2006 Annual Meeting of Stockholders, all of the current Board members who were serving on the Board at that time were in attendance.

Board Advisors

The Board and its committees (consistent with their respective charters) may retain their own advisors as they determine necessary to carry out their responsibilities.

Audit Committee

All Audit Committee members: (i) are independent under NASD Rule 4200(a)(15), (ii) meet the criteria for independence as set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, (iii) have not participated in the preparation of our financial statements at any time during the past three years, and (iv) are able to read and understand fundamental financial statements.

Mr. Finn, Chairman of the Audit Committee, is financially sophisticated, qualifies as an “audit committee financial expert” under Item 401(h) of Regulation S-K of the Securities Act of 1933, and is designated as the Audit Committee’s financial expert.

The Audit Committee operates under a formal charter that governs its duties and conduct. A copy of the charter may be found on our website at www.psahealthcare.com under the caption “Investor Relations.” Ernst & Young LLP, our independent auditors, reports directly to the Audit Committee. The Audit Committee, consistent with the Sarbanes-Oxley Act of 2002 and the rules adopted thereunder, meets with management and the independent auditors prior to the filing of officers’ certifications with the SEC to receive information concerning, among other things, the design and operation of internal controls.

Compensation Committee

All members of the Compensation Committee meet the appropriate test for independence under the Nasdaq Listing Standards. The Compensation Committee operates under a formal charter that governs its duties and standards of performance. A copy of the charter may be found on our website at www.psahealthcare.com under the caption “Investor Relations”.

Nominating/Corporate Governance Committee

All members of the Nominating/Corporate Governance committee meet the appropriate test for independence under the Nasdaq Listing Standards. The Nominating/Corporate Governance Committee operates under a formal charter that governs its duties and standards of performance. A copy of the charter may be found on our website at www.psahealthcare.com under the caption “Investor Relations.”

Nomination Process

The Nominating/Corporate Governance Committee oversees our nominating functions on behalf of the Board, including identifying and reviewing the qualifications of candidates to recommend for nomination to the Board of Directors. The Nominating/Corporate Governance Committee has not established any specific minimum qualifications that must be met for recommendation for a position on the Board of Directors. In considering potential candidates, the Committee will include in their assessment attributes that they believe will be most beneficial to the functioning of the Board. These attributes, as well as others that are deemed necessary or appropriate, include:

•	fulfillment of necessary independence requirements;

•	the highest ethical standards and integrity;

•	an ability to provide wise, informed and thoughtful counsel to top management on a range of issues; and

•	individual backgrounds that provide a diverse experience and knowledge commensurate with our needs.

The Nominating/Corporate Governance Committee will use its network of contacts and may also engage a consulting or professional search firm to assist in locating qualified candidates for the Board of Directors. The

Committee will also consider nominations submitted by our stockholders using the procedures set forth in our Bylaws. To recommend a nominee, a stockholder must submit the following information to our Secretary at our principal executive offices:

•	the nominee’s name, age, business address and residence address;

•	the nominee’s principal occupation or employment;

•	the stockholder’s name and address as they appear on our books;

•	the number of shares of our Common Stock beneficially owned by the nominee and by the stockholder;

•	the dates upon which the stockholder acquired the shares of Common Stock;

•	documentary support for any claim of beneficial ownership;

•	a statement by the stockholder in support of such nomination; and

•	any other information relating to the nominee or stockholder that would be required to be disclosed in our proxy materials pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.

This information must be received by our Secretary not less than 120 calendar days nor more than 180 calendar days prior to the first anniversary of the date of our proxy statement released to stockholders in connection with the previous year’s annual meeting of stockholders (that is, no earlier than April 14, 2007 and no later than June 13, 2007 for candidates for election at the 2008 Annual Meeting). All notices should be sent to the following address: c/o Secretary, Pediatric Services of America, Inc., 310 Technology Parkway, Norcross, Georgia 30092-2929. The Nominating/Corporate Governance Committee may request other information from the nominee or stockholder to evaluate the nominee or comply with Regulation 14A or other applicable rules and regulations, including Nasdaq requirements, which information must be provided within the time frame provided by the committee for the nominee to be considered.

Once nominees for the Board have been identified, the Nominating/Corporate Governance Committee will then evaluate each candidate in light of his or her qualifications and credentials, and any additional factors that the Committee deems necessary or appropriate, including those set forth above. Nominees recommended by stockholders will be evaluated on the same basis as other nominees.

Code of Ethics and Business Conduct

We have a Code of Ethics and Business Conduct that applies to our directors, officers and employees, including our principal executive officers and senior financial officers, violations of which may be reported to the Audit Committee. Our Code of Ethics and Business Conduct includes the requirements of Item 406 of Regulation S-K, which incorporates the reforms promulgated under the Sarbanes Oxley Act of 2002. You can access our Code of Ethics and Business Conduct, along with the current committee charters on our website at www.psahealthcare.com under the caption “Investor Relations” or by writing to us at 310 Technology Parkway, Norcross, Georgia 30092, Attention: Corporate Secretary.

Stockholder Communication with the Board of Directors

The Board of Directors believes that the Company has in place adequate methods for receiving communications from its stockholders. Accordingly, the Board has not established a formal process for stockholders to send communications to the Board. However, any stockholder wishing to communicate with the Board of Directors, the non-management directors as a group or any individual member of the Board may do so by mailing any such communication to the following address: c/o Secretary, Pediatric Services of America, Inc., 310 Technology Parkway, Norcross, Georgia 30092-2929, or by facsimile at (770) 729-0316 or by email at Investorrelations@psahealthcare.com. Stockholders should clearly specify in each communication the name of the individual director or group of directors to whom the communication is intended.

DIRECTORS COMPENSATION

Fees for Board Service. Under our current policy, non-employee directors earn $3,000 for each of five regularly scheduled Board of Directors meetings attended in person (including a Strategic Planning meeting), $2,000, payable quarterly, for Compensation and Nominating/Corporate Governance Committee meetings, $4,000 payable quarterly for Audit Committee meetings and $250 for each Board meeting telephonically held. In addition to the above fees, each non-employee director receives a quarterly retainer of $5,000. The chair of each of the Compensation and the Nominating/Corporate Governance Committee receives an additional annual retainer of $2,500 and the chair of the Audit Committee receives an additional annual retainer of $5,000.

In lieu of cash, directors may opt to receive the cash equivalent in stock options at the discretion of the Compensation Committee. During fiscal year 2006, no director made such an election. In addition, all directors are entitled to reimbursement for reasonable out-of-pocket expenses incurred in connection with attending meetings of the Board or committees thereof. Compensation for participation on the Board of Directors is at the discretion of the Board. Employee directors earn no additional compensation for services as a director.

During fiscal year 2006, non-employee directors earned the following compensation for Board and Committee meetings attended:

Michael E. Axelrod	$39,750
David Crane	$34,750
Michael E. Finn	$42,250
Phyllis Yale	$25,750
Robert P. Pinkas	$35,250
Edward K. Wissing	$45,000

Directors Stock Option Plan. Under the Amended and Restated Directors Stock Option Plan (the “Directors Stock Option Plan”), our non-employee directors are eligible to receive grants of options to purchase shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant and which expire ten years after issuance. The Compensation Committee has the authority and sole discretion to make grants of options under the Plan. The options vest on the first anniversary of their issuance, provided that the grantee is then a non-employee director of PSA. A total of 650,000 shares of Common Stock have been reserved for issuance pursuant to options granted and to be granted under the Directors Stock Option Plan. During November 2006, 24,000 options to purchase shares of Common Stock were granted to non-employee directors under the Plan for services performed during fiscal 2005. For services performed during fiscal 2006, the Compensation Committee approved the elimination of the use of equity compensation in the form of Director Stock Option awards and replaced these awards with an annual contribution of $13,333 on behalf of each Director into the Company’s Non-qualified Deferred Compensation Plan (“NQDCP”) at the conclusion of each fiscal year. Such contributions are also eligible for a 50% match funded by the Company subject to the existing requirements of the NQDCP.

Continuing Education Reimbursement. Board members are encouraged to participate in a director education program every 2 years for which they receive reimbursement for such education-related expenses, subject to the approval of the Board.

EXECUTIVE COMPENSATION

Compensation Committee Interlocks and Insider Participation

During fiscal year 2006, the members of the Compensation Committee consisted of Messrs. Pinkas, Finn and Crane. Messrs. Pinkas, Finn and Crane have never been employees of PSA, and there were no reportable business relationships between us and such individuals. None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Compensation Committee. In addition, none of our executive officers serves as a member of the compensation committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON

EXECUTIVE COMPENSATION

This report discusses the Compensation Committee’s objectives and policies regarding director and executive compensation. The report specifically reviews the basis for the compensation for the Company’s President and Chief Executive Officer for fiscal year 2006 and its policy generally with respect to the compensation of all executive officers for fiscal year 2006.

Chief Executive Officer Compensation

The Compensation Committee determines any annual salary increases and incentive bonus and stock option grants based on the performance of the Company as measured against an annual plan submitted and approved by the full Board and the Committee’s subjective evaluation of the Chief Executive Officer’s performance as it relates to the performance of the Company. The Compensation Committee believes that this relationship between performance and pay is appropriate and serves the stockholders’ interests. The Compensation Committee submits the Chief Executive Officer’s compensation package to the full Board for ratification. Members of the Compensation Committee have extensive experience in serving on compensation committees at other companies, which provide the Company with knowledge of comparable compensation policies.

For fiscal year 2006, the base salary for the Company’s Chief Executive Officer, Daniel J. Kohl, was set at $364,000 pursuant to an employment agreement between the Company and Mr. Kohl effective December 15, 2004, as amended on July 29, 2005. For fiscal 2006, the Compensation Committee awarded Mr. Kohl an incentive bonus of $218,400 and voted to leave unchanged Mr. Kohl’s salary for fiscal year 2007. See “Summary Compensation Table” below.

Compensation Policy for Executive Officers

Consistent with the Compensation Committee’s desire to place more emphasis on performance-based incentives, the Committee has moved toward a long term incentive plan for its Executive Officers. In light of certain valuation parameters of its equity compensation program, the Committee established a Long Term Incentive Plan (“LTIP”) for Eligible Executives (as defined in the LTIP) who make substantial contributions to the success of the Company and the creation of shareholder value. Under the LTIP, cash awards may be granted based upon the achievement of certain Performance Goals which are established at the outset of each three-year Performance Period. The LTIP will become the primary component of the Company’s long term compensation strategies and the granting of stock options will be used sparingly.

For fiscal year 2006, base salary for the Company’s Chief Financial Officer, Mr. James M. McNeill, was set at $270,400 pursuant to an employment agreement between the Company and Mr. McNeill effective November 7, 2002, as amended July 29, 2005. For fiscal 2006, the Compensation Committee awarded Mr. McNeill an incentive bonus of $140,000 and voted to leave unchanged Mr. McNeill’s salary for fiscal year 2007. See “Summary Compensation Table” below.

The Chief Executive Officer recommends the compensation for all senior management officers to the Committee, subject to ratification by the Board of Directors. Recommendations for annual increases in salary and incentive bonuses are generally based on the Chief Executive Officer’s review and evaluation of each officer’s performance as it relates to the goals of the Company. Measures of performance include divisional results for which each officer is responsible, Company-wide results, and individual goals and objectives set by the Chief Executive Officer and the individual officer prior to the beginning of the fiscal year. The Compensation Committee reviews the Chief Executive Officer’s recommendations, makes any changes it deems necessary, approves the compensation packages and presents them to the Board for ratification.

Omnibus Budget Reconciliation Act of 1993 Implications for Executive Compensation

It is the responsibility of the Compensation Committee to address the issues raised by changes in the tax laws which made certain non-performance based compensation to executives of public companies in excess of $1,000,000 non-deductible beginning in 1994. In this regard, the Committee must determine whether any actions with respect to this limit should be taken by the Company. Based on the Company’s current level of compensation it is not necessary to consider this issue at this time. The Company intends to take the necessary steps to ensure its executive officers’ compensation policies comply with the cap at the appropriate time.

Submitted by the Compensation Committee: Robert P. Pinkas (Chairman), David Crane and Michael J. Finn.

Summary Compensation

The following table summarizes the total compensation we paid or accrued for each person who served as a named executive officer during the fiscal year ended September 30, 2006:

Summary Compensation Table

		Annual Compensation(1)				Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary(2)		Bonus		Shares Underlying Options(3)	All Other Compensation(4)
Edward K. Wissing(5) Former Non-Executive Chairman of the Board	2006 2005 2004	$ $ $	64,615 240,000 36,000	$	— 100,000 —	— 10,000 100,000		— — —

Daniel J. Kohl Director, President and Chief Executive Officer	2006 2005	$ $	364,000 273,000	$ $	218,400 210,000	25,000 300,000	$ $	34,079 32,277

James M. McNeill Senior Vice President, Chief Financial Officer, Secretary and Treasurer	2006 2005 2004	$ $ $	270,400 260,000 240,000	$ $ $	140,000 211,000 100,000	— 40,000 —	$ $ $	41,482 28,741 24,839

(1)	The compensation of the above-listed individuals, including bonuses, is determined by the Compensation Committee of the Board of Directors. See “Incentive Bonus Policy” and “Report of the Compensation Committee of the Board of Directors on Executive Compensation.” Messrs. Kohl and McNeill did not receive any other perquisites, other personal benefits, securities or property in the indicated fiscal years in excess of 10% of their annual salary and bonus.

(2)	Includes amounts deferred at the election of the officers pursuant to PSA’s Non-Qualified Deferred Compensation Plan.

(3)	Options were granted in fiscal 2006 to Mr. Kohl for 25,000 shares of Common Stock. No shares of Common Stock were granted to Messrs. Wissing and McNeill.

(4)

Reflects for fiscal year 2006 (a) premiums of $11,163 paid by PSA for Mr. Kohl’s life and disability insurance policy, (b) amounts contributed by PSA on behalf of Messrs. Kohl and McNeill of $13,000 and $5,000, pursuant to PSA’s Non-Qualified Deferred Compensation Plan, respectively, (c) amounts contributed by PSA on behalf of Messrs. Kohl and McNeill of $7,426 and $16,176, respectively, in connection with their Company-paid automobiles as provided in their respective employment agreements (See “Employment Agreements” below), (d) amounts paid for country club dues on behalf of Mr. McNeill of $11,207, and (e) amounts reimbursed during the fiscal year for the payment of taxes on behalf of Messrs. Kohl and McNeill of $2,490 and $9,099, respectively.

(5)	Reflects compensation earned as Executive Chairman of the Board pursuant to an Employment Agreement between Mr. Wissing and the Company, which terminated as of 12/31/05.

The following table sets forth information regarding the number, terms and potential realizable value of stock options granted to Messrs. Kohl and McNeill during fiscal year 2006:

Option Grants in Last Fiscal Year

Name	Number of Securities Underlying Options Granted(1)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share(1)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
					5%	10%
Edward K. Wissing	—	—	—	—	—	—
Daniel J. Kohl	25,000	30.3%	15.07	11/08/2015	$236,936	$600,443
James M. McNeill	—	—	—	—	—	—

(1)	These options were granted at an exercise price equal to the fair market value of the underlying shares as of the date of the grant and become exercisable in one-fourth increments on each anniversary of the grant date.

The following table sets forth certain information with respect to exercises of stock options during fiscal year 2006 by each of the named executives and the fiscal year-end value of unexercised stock options held by them:

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year-End	Value of Unexercised in-the-money Options at Fiscal Year-End(1)
			Exercisable/ Unexercisable	Exercisable/ Unexercisable
Edward K. Wissing	125,000	$803,500	30,000/0	$174,600/$0
Daniel J. Kohl	—	$—	75,000/250,000	$64,500/$193,500
James M. McNeill	22,500	$184,650	90,525/50,000	$385,886/$196,000

(1)	Such value is computed by subtracting the option exercise price from the market price of the Common Stock on September 30, 2006 and multiplying that figure by the total number of exercisable/unexercisable options.

Set forth in the table below is certain information about securities issuable under our equity compensation plans as of September 30, 2006:

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted- average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,046,050	$10.14	762,500
Equity compensation plans not approved by security holders	—	—	—

Total	1,046,050	$10.14	762,500

In addition to the Director’s Stock Option Plan, we have adopted, and our stockholders have approved, the Pediatric Services of America, Inc. Amended and Restated Stock Option Plan (the “Stock Option Plan”). Under our stock option plans, options may be granted for the purchase of up to 2,950,000 shares of Common Stock. Options are granted by the Compensation Committee to our officers, directors and employees, or to certain outside advisors and consultants, for the purchase of our stock at the fair market value of the shares on the dates of grant. Options granted under the Stock Option Plan generally vest in four equal, annual installments beginning on the date of grant or accelerate upon the occurrence of certain events. Options granted under the Directors Stock Option Plan vest on the first anniversary of the date of grant, provided that the grantee is then a member of the Board of Directors.

Benefit Plans

Incentive Bonus Policy

We have established an incentive bonus policy that provides for cash bonuses to certain of our employees, including our executive officers (“Incentive Bonus Policy”). Payment of any bonus under the Incentive Bonus Policy is at the discretion of the Compensation Committee, subject to ratification by the Board of Directors, but generally is based on factors such as increases in overall corporate profitability, divisional profitability and achieving goals as outlined in our annual financial and operational plan. The Board of Directors may amend, suspend or discontinue the Incentive Bonus Policy at any time. Cash bonuses totaling $358,400 were paid to executive officers under the Incentive Bonus Policy for fiscal year 2006. Cash bonuses paid under the Incentive Bonus Policy to the above individuals for fiscal year 2006 are included in the “bonus” amounts reported for them in the Summary Compensation Table above.

Employee Stock Options

The Stock Option Plan is designed to provide a means by which selected key persons may be given an opportunity to purchase our stock, to help secure and retain the services of key persons, and to provide incentives for such persons to exert maximum efforts for our success. We have reserved 2,300,000 shares of Common Stock for issuance pursuant to the Stock Option Plan. Options granted under the Stock Option Plan may be either (i) options intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (“Incentive Stock Options”), or (ii) nonqualified stock options (“Nonqualified Stock Options”). Incentive Stock Options may be granted only to employees (including officers) or our affiliates. Nonqualified Stock Options may be granted only to our key employees, directors, consultants or advisors or our affiliates. Non-employee directors are not eligible to participate in the Stock Option Plan. The Board of Directors has the authority to amend the Stock Option Plan, subject to stockholder approval, and may suspend or terminate the Stock Option Plan at any time.

Long Term Incentive Plan (“LTIP”)

In keeping with its stated responsibilities as contained in its Charter regarding administration of executive compensation, and in light of certain valuation parameters of its equity compensation programs, during fiscal 2006 the Compensation Committee established a LTIP for Eligible Executives (as defined in the LTIP) who make substantial contributions to the success of the Company and the creation of shareholder value. Under the LTIP, cash awards may be granted based upon the achievement of certain Performance Goals (as defined in the LTIP) which are established at the outset of each three-year Performance Period (as defined in the LTIP). Performance Goals shall consist of any one or more of the following business or financial goals of the Company: (1) earnings per share; (2) EBITDA; (3) operating profit; (4) net income; (5) total return to shareholders; (6) cash flow/net assets ratio; (7) return on tangible assets; (8) return on total capital; (9) return on equity; and (10) return on total assets. The Compensation Committee will set the Performance Goal(s) for the respective Performance Period at the time the award opportunity is established. At the end of each Performance Period, the Compensation Committee will confirm that the Performance Goal(s) have been met prior to the payout of any awards. The LTIP will become the primary component of the Company’s long term compensation strategies and the future use of existing equity compensation programs is expected to decline.

401(k) Savings Plan

We also maintain the Pediatric Services of America, Inc. 401(k) Savings Plan (the “401(k) Plan”), which became effective January 1, 1992. The 401(k) Plan covers all of our employees (except, among others, highly compensated employees as defined in the Plan, certain employees designated as part-time employees and employees deemed to be leased employees within the meaning of certain provisions of the Code) who have completed at least 1,000 hours and one year of service with us. Under the 401(k) Plan, each eligible employee may elect to contribute up to a maximum of 20% of pre-tax compensation, not exceeding $15,000 for the 2006 calendar year, and 5% of after-tax compensation (or the maximum amount then permitted by the Code). We may, in our discretion, make contributions on behalf of eligible employees in an amount up to the employee’s contributions. All employees’ contributions to the 401(k) Plan are 100% vested upon contribution, while our contributions vest 100% over a period of five years of employment with us. Distribution of accrued benefits normally will commence upon the participants reaching age 65 (or earlier if, upon the participant’s death or disability).

Non-Qualified Deferred Compensation Plan

Effective January 1, 2005, we amended and restated the Pediatric Services of America, Inc. Non-Qualified Deferred Compensation Plan for selected management or highly compensated employees who earn more than $100,000 annually (the “Non-Qualified Plan”). The Compensation Committee administers the Non-Qualified Plan, and the Board of Directors annually selects the employees who are eligible to participate in the Non-Qualified Plan and the tier in which the employee will be a member. The purposes of the Non-Qualified Plan are to provide our selected management or highly compensated personnel with the opportunity to defer amounts of their compensation which might not otherwise be deferrable under our other benefit plans, including the 401(k) Plan, and to receive the benefit of additions to their deferral, in the absence of certain restrictions and limitations in the Code. Participants elect the amount of pay they wish to defer up to the maximum percentage of compensation for the tier in which the employee is a member. Maximum deferrals range from 10% to 100% of compensation. We may contribute to the Non-Qualified Plan an amount equal to a percentage of the amount each participant contributes to the Non-Qualified Plan. The Plan is intended to be an unfunded plan for purposes of the Employee Retirement Income Security Act of 1974, as amended. Our contributions and voluntary compensation deferrals are held in a “Rabbi Trust” as that term is defined in Revenue Procedure 92-64, 1992-2 C.B. 422. Distributions of the Non-Qualified Plan contributions and earnings will be made upon termination of employment, disability, retirement or the financial hardship of the participant. In-service benefits are also available to participants.

Employee Stock Purchase Plan

Effective January 1, 1996, our Board of Directors adopted the Pediatric Services of America, Inc. Employee Stock Purchase Plan as amended (the “ESPP”). The ESPP is administered by the Compensation Committee of the Board of Directors. Participant contributions in the ESPP are made through quarterly payroll deductions on an after-tax basis. On or about the last day of each calendar quarter we contribute 15% of the total amount of each employee’s contributions to the ESPP for that calendar quarter. Participants’ and our contributions are used to purchase shares of Common Stock at fair market value on the open market on or about the last day of the respective calendar quarter.

Employment Agreements

We have entered into an employment agreement with Daniel J. Kohl, effective December 15, 2004, as amended July 29, 2005, pursuant to which he serves as our President and Chief Executive Officer. For fiscal 2007, Mr. Kohl’s base salary is $364,000, subject to increase for future terms at the discretion of the Board of

Directors. Under the terms of the agreement Mr. Kohl is entitled to earn an annual bonus in an amount as determined by the Compensation Committee of the Board. Mr. Kohl is also entitled to participate in all employee benefit plans and programs for which he is eligible. Pursuant to the agreement, Mr. Kohl receives $600 per month for a car allowance, including reasonable and appropriate maintenance, insurance, operating expenses and taxes related thereto. The agreement will terminate upon Mr. Kohl’s death or disability and the Board may also terminate his employment with or without good cause (as defined in the agreement). In the event his employment is terminated by us without good cause or due to a change in control (as defined in the agreement), we are obligated to pay him his full salary and benefits for a period of 24 months. In such event, Mr. Kohl is also entitled to receive accelerated vesting of all grants of outstanding options, restricted stock, bonus stock and any other incentive stock award, each of which shall remain exercisable for the remainder of their stated term, and full funding of all deferred compensation and similar programs. Under the terms of the agreement, he is not entitled to any severance benefits in the event his employment is terminated for cause or in the event he voluntarily terminates his employment with us.

We have entered into an amended and restated employment agreement with James M. McNeill, effective November 7, 2002 and amended July 29, 2005, pursuant to which he serves as our Senior Vice President, Chief Financial Officer, Secretary and Treasurer. Mr. McNeill’s base salary for fiscal 2007 is $270,400 subject to increase for future terms at the discretion of the Board of Directors. Mr. McNeill is also entitled to participate in a bonus plan, the terms of which are determined and approved by the Board of Directors, and all employee benefit plans and programs for which he is eligible under the terms of such plans or programs. Pursuant to the agreement, Mr. McNeill receives the use of a Company-paid automobile, including related maintenance, insurance and operating expenses and taxes related thereto. The agreement is for an initial term of two years and is automatically renewed for successive one-year periods, subject to either party terminating the agreement at the end of the initial term or additional term, as the case may be. The agreement will terminate upon his death or disability and the Board of Directors may also terminate his employment under the agreement with or without cause (as defined in the agreement). In the event his employment is terminated by us without cause, or terminated by him for “good reason,” we are obligated to pay him his full salary and benefits for a period of 12 months. In such event, he is also entitled to receive accelerated vesting of all grants of outstanding options, restricted stock, bonus stock and any other incentive stock award, each of which shall remain exercisable for the remainder of their stated term, and full funding of all deferred compensation, supplemental retirement programs and similar programs. “Good reason” is defined as certain events resulting from a change in control or a failure by us to comply with any material term of the agreement which has not been cured within ten days after notice. Under the terms of the agreement, he is not entitled to any severance benefits in the event his employment is terminated for cause or in the event he voluntarily terminates his employment with us.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Lillie Axelrod, spouse of director Michael Axelrod, is an employee of Acordia, Inc. Acordia provides insurance brokerage services on a fee basis to us. Mrs. Axelrod receives no direct compensation from us. However, her compensation from Acordia is based on fees and commission paid to Acordia by its clients, including us. During fiscal 2006, the fees paid by us to Acordia were approximately $198,000.

STOCK PERFORMANCE GRAPH

The price information reflected for our Common Stock in the following performance graph represents the closing sales prices of the Common Stock for the period from September 30, 2001 through September 30, 2006. The graph and the accompanying table compare the cumulative total stockholders’ return on our Common Stock with the Standard & Poor’s (“S&P”) 500 Index, S&P Health Care Index, and a Health Care Composite Peer Group. The Health Care Composite Peer Group is composed of companies within the following industries: home health care, diversified health care, pharmaceuticals, miscellaneous health care, and medical products and supplies. The calculation in the following graph and table assume that $100 was invested on September 30, 2001 in each of our Common Stock, the S&P 500 Index and the S&P 500 Health Care Index and the Health Care Composite Peer Group, and also assumes dividend reinvestment.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG PEDIATRIC SERVICES OF AMERICA, INC., THE S & P 500 INDEX, THE S & P HEALTH CARE INDEX AND A PEER GROUP (1)

DOLLARS
250
200
150
100
50
0
9/01
9/02
9/03
9/04
9/05
9/06
PEDIATRIC SERVICES OF AMERICA, INC.
S & P 500
S & P HEALTH CARE
PEER GROUP

* $100 invested on 9/30/01 in stock or index-including reinvestment of dividends.
Fiscal year ending September 30.

(1) The Health Care Composite Peer Group is a seven company selection compiled from members of the S&P Health Care Sector Index based on a composite of prices weighted by market capitalization: Almost Family, Inc., American HomePatient, Inc., Apria Healthcare Group, Inc., Gentiva Health Services, Inc., National Home Health Care Corp., Option Care, Inc., and ResCare, Inc.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder require our directors and executive officers and persons who own more than 10% of our Common Stock, as well as certain affiliates of such persons, to file initial reports of their ownership of our Common Stock and subsequent reports of changes in such ownership with the SEC and the National Association of Securities Dealers, Inc. Directors, executive officers and persons owning more than 10% of our Common Stock are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such reports received by us and written representations from the reporting persons that no other reports were required of those persons, to our knowledge during and with respect to fiscal 2006, all filing requirements applicable to our directors, executive officers and beneficial owners of more than 10% of our Common Stock were complied with.

STOCKHOLDERS’ PROPOSALS FOR 2008 ANNUAL MEETING

Proposals of stockholders intended to be presented at the 2008 Annual Meeting of Stockholders must be received by us at our corporate offices in Norcross, Georgia on or before June 13, 2007 to be eligible for inclusion in our proxy statement and form of proxy and to be introduced for action at the meeting. In accordance with the procedures set forth in Article II, Sections 5 and 6, respectively, of our Bylaws, for business to be properly brought before a meeting, but not included in the proxy statement, a stockholder must submit a proposal, including nominations for the board of directors, in writing to us no earlier than April 14, 2007 and no later than June 13, 2007. All such proposals and nominations should be submitted by certified mail, return receipt requested, and must be received by the Secretary at our corporate offices at 310 Technology Parkway, Norcross, Georgia 30092-2929.

OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

The Board of Directors knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Stockholders which may properly come before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments thereof, it is the intention of the persons named as proxies on the accompanying form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in our best interest.

By Order of the Board of Directors

Daniel J. Kohl

President and Chief Executive Officer

Norcross, Georgia

December 15, 2006

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g. brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly known as “householding,” potentially means extra convenience for stockholders and a cost saving for companies.

This year a number of brokers with account holders who are PSA stockholders will be “householding” PSA’s proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. The Company undertakes to deliver promptly upon receipt of a written or oral request, a separate copy of the Proxy Statement to any stockholder who so requests. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, please notify your broker or direct your written request to: Investor Relations, Pediatric Services of America, Inc., 310 Technology Parkway, Norcross, Georgia 30092-2929 or contact us at (770) 248-7400. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communication should contact their broker.

Our 2006 Annual Report on Form 10-K, which includes audited financial statements, has been mailed to our stockholders along with these proxy materials. Portions of this Proxy Statement for the Annual Meeting of Stockholders to be held on February 6, 2007, are incorporated by reference in Part III of the Annual Report on Form 10-K. Additional copies of this Proxy Statement, the Annual Report on Form 10-K, as well as our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any amendments to such reports are available free of charge, on the Internet at our website, www.psahealthcare.com, as soon as reasonably practicable after we file such reports with, or furnish such reports to the SEC. The reference to our website address does not constitute incorporation by reference of the information contained on the website and such information should not be considered part of this document. Our reports are also available free of charge by mail upon written request to the Secretary at our corporate offices at 310 Technology Parkway, Norcross, Georgia 30092.

PEDIATRIC SERVICES OF AMERICA, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE 2007 ANNUAL MEETING OF STOCKHOLDERS

I (we) hereby acknowledge receipt of the Notice of the 2007 Annual Meeting of Stockholders and Proxy Statement and do hereby appoint Michael E. Axelrod and David Crane, and either of them, with full power of substitution, as our proxy or proxies to represent me (us) and to vote all shares of Pediatric Services of America, Inc. Common Stock which I (we) would be entitled to vote if personally present at the 2007 Annual Meeting of Stockholders of Pediatric Services of America, Inc., to be held in the Medlock Auditorium at the Northeast Atlanta Hilton, 5993 Peachtree Industrial Boulevard, Norcross, Georgia 30092, at 9:00 a.m. on Tuesday, February 6, 2007, and at any adjournment(s) thereof, as indicated on the reverse hereof:

1. The election of two Class I Directors to serve until the 2010 Annual Meeting of Stockholders:	FOR ALL the nominees listed below ☐ (except as marked to the contrary below)	WITHHOLD AUTHORITY to vote FOR ALL the nominees listed below ☐

JOEL R. KIMBROUGH ROBERT P. PINKAS

In their discretion, the proxies are authorized to vote on such other business as may properly come before the Annual Meeting or any adjournment(s) thereof. The Board of Directors knows of no other business to be presented at the Annual Meeting.

TO BE DATED AND SIGNED ON OTHER SIDE

PLEASE COMPLETE, DATE, SIGN AND

RETURN THIS PROXY PROMPTLY

This Proxy, when properly executed, duly returned and not revoked, will be voted in accordance with the directions given by the undersigned stockholder. If no direction is given, it will be voted “For” the nominees listed in the Proposal.

Signature(s)

Date:

Please sign exactly as your name(s) appears hereon. When shares are held jointly, both holders must sign. When signing as attorney, executor, administrator, trustee, custodian or guardian, give your full title as such. If the signatory is a corporation or partnership, the full corporate or partnership name must be signed by a duly authorized officer.